UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On March 17, 2016, Keysight Technologies, Inc. (the "Company") held its Annual Meeting in Santa Rosa, California. As of January 19, 2016, the Company’s record date for the Annual Meeting, there were a total of 171,299,019 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 157,367,909 shares of Common Stock or 91.87% were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	Election of the Directors nominated by the Board of Directors.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

3.    Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes regarding the election of the director nominees were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
James G. Cullen	137,144,731	3,166,025	69,059	16,988,094
Jean M. Halloran	135,483,936	4,831,437	64,442	16,988,094
Mark B. Templeton	140,039,419	267,583	72,813	16,988,094

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2016 received the following votes:

For	Against	Abstain
156,938,059	258,064	171,786

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2016 was duly ratified.

The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Votes
122,563,447	17,628,200	188,168	16,988,094

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 22, 2016